Consent of Ernst & Young LLP, Independent Auditors


We  consent  to the  references  to our  firm  under  the  caption  "Financial
Highlights" in the Class A, Class B, and Class C Shares Prospectuses and "Independent Auditors" in the Class A, Class B, and Class C Shares Statements of Additional Information in Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A, No. 33-52149) of Federated World Investment Series, Inc. and to the incorporation by reference of our reports dated January 12, 2004 on Federated European Equity Fund, Federated International High Income Fund, Federated International Capital Appreciation Fund, Federated Global Equity Fund, Federated Global Value Fund, Federated International Value Fund and Federated International Small Company Fund (seven of the portfolios comprising the Federated World Investment Series, Inc.) included in the 2003 Annual Reports to Shareholders for the fiscal year ended November 30, 2003.



                                                ERNST & YOUNG LLP


Boston, Massachusetts
January 26, 2004